CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002



I, Elizabeth R. Bramwell, Principal Executive Officer and Principal Financial Officer of The Bramwell Funds, Inc., certify that:

1. The Form N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


Date: August 12, 2003

/s/Elizabeth R. Bramwell
---------------------
Elizabeth R. Bramwell
Principal Executive Officer and Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to UMB Fund Services, Inc. and will be retained by UMB Fund Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.